U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number ______

Town and Country Appraisal Service, Inc.

(Name of Small Business Issuer in its charter)

Nevada	26-1703958
(State or other jurisdiction of	(I.R.S. employer
incorporation or formation)	identification number)
710 Westbridge Steer

PO Box 1041
Blackfoot, ID	83221
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:

208-785-2474

Copies to:

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

488 Madison Avenue, Suite 1100

New York, New York 10022

212-644-6446

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which to be so registered each class is to be registered
Common Stock, $.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐

Accelerated filer                    ☐

Non-accelerated filer    ☐

Smaller reporting company     ☒

(Do not check if a smaller reporting company)

ITEM 1.   BUSINESS

Note Regarding Forward-Looking Statements

Certain matters discussed in this registration statement on Form 10 are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this registration statement. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this report and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(a)	Business Development

Town and Country Appraisal Service, Inc. (“TCA,” “we”, “us,” “our,” the “Company,” or the “Registrant”) was incorporated under the laws of the State of Nevada on April 16, 2007 to succeed an unincorporated entity controlled and operated by our founder, John S. Chidester, since 1976. We perform commercial and residential real estate appraisals, principally in southeastern Idaho.

(b)	Business of Issuer

We have been performing commercial and residential real estate appraisals, principally in southeast Idaho, since 1976. Our principal engagements involve:

•

Appraisals for banks in transactions involving financing;

•

Appraisals for lawyers in bankruptcy proceedings;

•

Appraisals of properties for estate purposes; and

•

Appraisals for counties to assist in real estate tax assessments.

In performing appraisals, we use one or a combination of three standard valuation techniques:

Cost Approach – uses the theory that the value of a property can be estimated by summing the land value and the depreciated value of any improvements. The value of the improvements considered to be estimated replacement or reproduction cost new less deprecation. Reproduction refers to reproducing an exact replica. Replacement cost refers to the cost of building a house or other improvement which has the same utility, but using modern design, workmanship and materials. In practice, appraisers use replacement cost and then deduct a factor for any functional disutility associated with the age of the subject property. The cost approach is considered generally reliable when used on newer structures, but the method tends to become less reliable for older properties. The cost approach is often the only reliable approach when dealing with special use properties

Sales Comparison Approach - examines the price or price per unit area of similar properties being sold in the marketplace. The sales of properties similar to the subject property being appraised are analyzed, and the sale prices adjusted to account for differences in the comparables to the subject property being appraised to determine the value of the subject. To the extent possible, we attempt to locate from five to ten market comparables when we use this method. This approach is generally considered the most reliable if adequate comparable sales exist and is often used for residential real estate appraisals. In any event, it is the only independent check on the reasonability of an appraisal opinion.

Income Capitalization Approach is used to value commercial and investment properties. In a commercial income producing property this approach capitalizes an income stream into a present value. This can be done using revenue multipliers or single-year capitalization rates of the appraised property’s current and/or projected net operating income. Alternatively, multiple years of net operating income can be valued by a discounted cash flow analysis (“DCF”) model. The DCF model is widely used to value larger and more expensive income-producing properties, such as large office buildings. We tend to use a rate of return that a client expects to estimate what the appraised property is worth to that client.

We frequently use more than one approach for the same property and compare the results. Upon completion, we issue written reports disclosing the techniques used, assumptions made and results.

Appraisals for larger farms or buildings may cost from $2,500 to $3,500. Residential appraisals cost between $450 and $550. Payment is due upon project completion.

Competition and Marketing

We compete with several other appraisal companies that tend to be similar to us in size. We do not advertise or formally market our services. We have been in operation in our area for more than 30 years and obtain our business opportunities from referrals from lawyers and real estate firms. We cannot provide any assurances that the current approach will be successful in the future.

Regulation

Appraisal practice in the United States is regulated by each state. The Financial Institutions Reform and Recovery and Enforcement Act (FIRREA) of 1989 required the states to develop systems for licensing and certifying real estate appraisers. To accomplish this, the Appraisal Subcommittee was formed with representatives from the various Federal mortgage regulatory agencies. Thus, today all real estate appraisers must be state-licensed and certified. Mr. Chidester holds all necessary licenses from the State of Idaho. In addition, we only use independent contractors who are licensed.

(c)	Reports to security holders

▪

The Company is not required to deliver an annual report to security holders and, at this time, does not anticipate the distribution of such a report unless required to do so by statute or regulation.

▪

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Securities Exchange Act of 1934.

▪

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N. E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (which we must do under the SEC’s EDGAR system) which can be found at http://www.sec.gov.

(d)	Employees

As of April 28, 2008, we had one fulltime employee, John S. Chidester, who is currently available substantially on a full-time basis. Mr. Chidester, who is not under contract, will devote the amount of time to us that is necessary to perform the engagements obtained and to seek new ones. Kathleen Chidester is our secretary and devotes several hours a week to us.

We also use independent contractors, who are relatives of Mr. Chidester (being his son and daughter-in-law), to assist in some appraisals. These independent contractors hold all necessary licenses.

Item 1A.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, they would have a materially adverse effect on our business, financial condition, results of operations and/or prospects. If that happens, the market price of our common stock, if any market ever develops, which is unlikely in the foreseeable future, could decline, and investors may lose all or part of their investment.

An investment in us is highly speculative in nature and involves an extremely high degree of risk.

Risks Related to the Business

We have very limited financial resources and no assets.

We have limited capital and there can be no assurance that we will be able to raise the capital needed to carry on our business. We have incurred, and will continue to incur, operating losses for the foreseeable future.  Even if we achieve profitability there can be no assurance that we can sustain or increase profitability on a quarterly or annual basis. Our failure to meet and realize our objectives may have a material adverse effect on our business, financial condition and results of operations, including failure as a business.

Our financial statements are prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, we do not have significant cash or other material liquid assets, nor do we have an established source of revenue sufficient to cover our operating costs and to allow us to continue as a going concern. We may, in the future, experience significant fluctuations in our results of operations. If we are required to obtain additional debt and equity financing or our illiquidity could suppress the value and price of our shares if and when trading in those shares develops.  However, our future offerings of securities may not be undertaken, and if undertaken, may not be successful or the proceeds derived from these offerings may be less than anticipated and/or may be insufficient to fund operations and meet the needs of our business plan. Our current working capital is not sufficient to cover expected cash requirements for 2008 or to bring us to a positive cash flow position. It is possible that we will never become profitable and will not be able to continue as a going concern.

We are and will continue to be completely dependent on the services of our president, John S. Chidester, the loss of whose services would likely cause our business operations to cease.

 Our current business strategy is completely dependent upon the knowledge, reputation and business contacts of John S. Chidester, our president. If we were to lose the services of Mr. Chidester, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our chief executive officer and sole employee, John S. Chidester, is entirely responsible for the execution of our business. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 10. We will fail without Mr. Chidester or an appropriate replacement(s). We intend to acquire “key–man” life insurance on the life of Mr. Chidester naming us as the beneficiary when and if we obtain the resources to do so, and Mr. Chidester remains insurable. We have not yet attempted to procure such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.

Our success depends on our ability to maintain our professional reputation and name. If we are unable to do so, our business would be significantly and negatively impacted.

We depend on our overall reputation and name recognition to secure new engagements. We will obtain and are likely to continue obtaining many of our new engagements from existing clients or from referrals by those clients. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation and brand name could seriously harm our business, financial condition and results of operations.

John S. Chidester, our Chief Executive and Chief Financial Officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

John S. Chidester has no meaningful financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

Mr. Chidester, our president, has made all decisions concerning his compensation.

There is no employment contract with Mr. Chidester at this time. Nor are there any agreements for compensation in the future. Mr. Chidester’s compensation has not been fixed or based on any percentage calculations. He has made all decisions determining the amount and timing of his compensation. He will continue making decisions about the timing and amount of his compensation until we have a sufficient number of directors to establish a compensation committee of the board of directors. Mr. Chidester’s decisions about his compensation may not be in the interests of other shareholders.

We will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Sixty days following the filing of this report on Form 10, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our year ending December 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the year ended December 31, 2009. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently have only one employee which is not a sufficient number of employees to segregate responsibilities. We are currently unable to afford the cost of increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president/director.

We have only two directorsha, John S. Chidester is our president and chairman, and Kathleen Chidester is our other director and is married to John S. Chidester. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Also, tie votes on any issue are decided in favor of our chairman.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

 Risks Related to Our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. We have authorized 74,000,000 shares, and as of March 31, 2008, 64,000,000 shares remain unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us because the shares may be issued to parties or entities committed to supporting existing management.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 1,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

There is currently no trading market for our common stock.

Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading, and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this report on Form 10, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with the Financial Industry Regulatory Authority, Inc. (“FINRA”) on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA at some point after the effectiveness of this report on Form 10. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and any trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

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the basis on which the broker or dealer made the suitability determination, and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, if they trade at all, will be subject to such penny stock rules for the foreseeable future, and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

The ability of our president and majority shareholder to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our president beneficially owns 93.4% of our outstanding common stock, which includes 4,000,000 shares held by his wife, Kathleen Chidester, our secretary and director. Because of this level of beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may support instituting or undertaking transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our director is not an independent director, we do not currently have independent audit or compensation committees. As a result, our director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

ITEM 2.   MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We have been performing commercial and residential real estate appraisals, principally in southeast Idaho, since 1976. As of April 28, 2008, we had one employee, John S. Chidester, who is currently available substantially on a full-time basis. Mr. Chidester, who is not under contract, will devote the amount of time to us that is necessary to perform the engagements obtained and to seek new ones. We also use independent contractors, who are relatives of Mr. Chidester, to assist in some appraisals. These independent contractors hold all necessary licenses.

A summary of operating results for the years ended December 31, 2007 and 2006 follows:

	2007	2006

Revenues	$95,045	$105,033

Operating expenses:
Compensation and contractor fees	76,437	85,478
General and administrative	19,268	19,555
Total	95,705	105,033

Net income (loss)	$(660)	$-

Revenues - We completed 49 projects in 2007 compared with 52 in 2006.

Compensation and contractor fees - consist of salary expenses to Mr. Chidester and fees to independent contractors who are related to Mr. Chidester. The independent contractors performed appraisals.

	2007	2006

John Chidester	$18,061	$30,571
Independent contractors	58,376	54,907

Total	$76,437	$85,478

General and administrative expenses – the principal component of general and administrative expenses is approximately $18,000 in each year paid to John Chidester in consideration for providing office space and services.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this Form 10 prospectus.  We believe, based entirely on our own observations, that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

We do not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to cover current operations because we do not have a capital intensive business plan and can also use independent contractors, if necessary or advisable, to assist in many projects. We will use funding, if obtained, to cover the salary of our president and to pay for marketing materials and proposal efforts. We currently have no formal salary arrangements with Mr. Chidester. While no annual salary or length of employment has been determined to date, we anticipate providing an annual salary not to exceed $100,000 commencing with the successful completion of several engagements. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments. The accrual will begin after we have generated revenue of at least $25,000. We may seek private capital following the effectiveness of this registration statement on Form 10. The registration statement becomes effective 60 days subsequent to filing. Such funding, which we anticipate would not exceed $100,000, will, if obtained, be used to pay salaries and for the production of marketing materials. However, we will conduct operations and seek client engagements even if no funding is obtained. The private capital will be sought from former business associates of our president or private investors referred to us by those associates. If a market for our shares ever develops, of which there can be no assurances and which is unlikely in the foreseeable future, we will use shares to compensate employees/consultants wherever possible.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

We are becoming subject to the reporting requirements of the Exchange Act of 1934 as of 60 days subsequent to our filing our Form 10 with the Securities and Exchange Commission. and will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs may range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensating independent contractors who provide services for us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

To meet commitments that become due more than 12 months in the future, we will have to obtain client engagements in sufficient number and at sufficient levels of profitability. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if the same financing can be obtained on terms deemed reasonable to management.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not anticipate a significant seasonal impact in our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

Quantitative and Qualitative Disclosures about Market Risk

Since we have very limited assets and do not have any investments, there is no quantitative information, as of December 31, 2007, about market risk that has any impact on our present business.

ITEM 3.   PROPERTIES

 We currently operate out of an office located at 700 West Bridge Street, Blackfoot, ID 83221 provided to us by John Chidester. We paid approximately $18,000 to Mr. Chidester in 2007 and 2006 for use of the office and office services. There is no written lease agreement.

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of April 28, 2008, the number of shares of Common Stock owned of record and beneficially owned by executive officers, directors and persons who hold 5% or more of the 10,000,000 outstanding shares of Common Stock of the Company.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
John S. Chidester	9,340,000 (2)	93.4

Kathleen Chidester	9,340,000 (2)	93.4

All Officers and Directors as a group (2 individuals)	9,340,000	93.4

(1)	The address for John S. Chidester and Kathleen Chidester is Town and Country Real Estate Service, Inc., 700 West Bridge Street, Blackfoot, ID 83221

(2)

The 9,340,000 shares consists of 5,340,000 shares held by John W. Chidester and 4,000,000 shares held by Kathleen Chidester, the wife of John W. Chidester in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  John W. Chidester and Kathleen Chidester disclaim any beneficial interest in or control over any of the shares held by the other except that which may be attributed to each of them by operation of law.

ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers and directors and additional information concerning them are as follows:

NAME	AGE	POSITION

John S. Chidester	62	President, Chief Financial Officer, Chief Accounting Officer, and Chairman
Kathleen Chidester	63	Secretary and Director

John S. Chidester. Mr. Chidester founded us as an unincorporated business entity in 1976 and has worked with us continuously since then. He is a graduate of Utah State University.

Kathleen Chidester. Ms. Chidester has served as our secretary since May 2007.  She has been a realtor for more than 30 years. Since 2000, she has owned and operated a private real estate brokerage firm located in Blackfoot, Idaho.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

(b) Significant Employees.

None, except our president, John S. Chidester

(c) Family Relationships.

John S. Chidester is married to Kathleen Chidester.

(d) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Committees

The Board of Directors has no separate committees. Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by us for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees.  We will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

ITEM 6.   EXECUTIVE COMPENSATION

During 2007 and 2006, John S. Chidester received compensation of $18,061 and $30,571, respectively, exclusive of $18,000 paid to him in each year for providing us with office space and services. He has no stock options or any other form on noncash compensation. No compensation agreement exists. No one else received any compensation.

Mr. Chidester’s compensation has not been fixed or based on any percentage calculations. He has made all decisions determining the amount and timing of his compensation and has received the level of compensation each month that permitted us to meet our obligations.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We were incorporated under the laws of the State of Nevada on April 16, 2007 succeeding the unincorporated business conducted by our founder since 1976. John W. Chidester was issued 5,340,000 common shares and Kathleen Chidester, our secretary and director and the wife of John W. Chidester, was issued 4,000,000 common shares at the date of incorporation. No value was given to the shares of common stock issued by the newly-formed corporation. Therefore, the shares were recorded to reflect the $.001 par value of $9,340 and paid in capital was recorded as a negative amount ($9,340).  In other words, no net value was assigned to these shares.

In May 2007 we issued 660,000 shares to 38 additional shareholders for an aggregate of $660. The purchasers of these shares included our outside counsel, Gary B. Wolff (300,000 shares), and relatives of John Chidester (70,000 shares).

We currently operate out of an office located at 700 West Bridge Street, Blackfoot, ID 83221 provided to us by John Chidester. We paid $18,000 to Mr. Chidester in 2007 and 2006 for use of the office and office services. There is no written lease agreement.

We paid independent contractors related to Mr. Chidester to perform appraisals on our behalf. The amounts paid were $58,376 in 2007 and $54,907 in 2006.

ITEM 8.   LEGAL PROCEEDINGS.

Presently, there are not any pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and the Registrant does not know nor is it aware of any legal proceedings threatened or contemplated against it.

ITEM 9.   MARKET PRICE AND DIVIDENDS ON THE REGISTRANT”S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information. The Company's Common Stock is not trading or quoted on any stock exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

(b) Holders. As of March 31, 2008, there were 40 record holders of 10,000,000 shares of our Common Stock.

(c) Dividends. The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES.

We were incorporated under the laws of the State of Nevada on April 16, 2007 succeeding the unincorporated business conducted by our founder since 1976. John W. Chidester was issued 5,340,000 common shares and Kathleen Chidester, our secretary and director and the wife of John W. Chidester, was issued 4,000,000 common shares at the date of incorporation. No value was given to the shares of common stock issued by the newly-formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value of $9,340 and paid in capital was recorded as a negative amount, ($9,340).  In other words, no net value was assigned to these shares.

During May 2007, we issued 660,000 shares to 38 additional shareholders for an aggregate of $660. The purchasers of these shares included our outside counsel, Gary B. Wolff (300,000 shares), and relatives of John Chidester (70,000 shares). Each of these 37 shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of the minor children heretofore referred to) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description.  All transactions were negotiated in face-to-face or telephone discussions between us and the individual purchaser, (exclusive of the aforesaid minor children), each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  We have made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us.

Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued

ITEM 11.   DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

(a)	Common or Preferred Stock

We are authorized by our Certificate of Incorporation to issue an aggregate of 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  All shares have a par value of $.001. As of March 31, 2008, 10,000,000 shares of Common Stock were issued and outstanding. There are no shares of preferred stock issued or outstanding.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

▪

the number of shares and the designation of the series;

▪

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

▪

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

▪

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

▪

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

▪

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b)	Debt Securities.

None.

(c)	Other Securities To Be Registered

None.

ITEM 12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada as set forth in Nevada Revised Statutes (NRS) Chapter 78.  Our Articles of Incorporation also provide that a director of ours shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with our activities. We will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

ITEM 13.

FINANCIAL STATEMENTS

Our financial statements as of December 31, 2007 start on page 25.

ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

FINANCIAL STATEMENTS

TOWN AND COUNTRY APPRAISAL SERVICE, INC.

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS
Page
Financial Statements:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets	F-3

Statements of Operations	F-4

Statement of Stockholders’ Equity	F-5

Statements of Cash Flows	F-6

Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Town and Country Appraisal Service, Inc.

Blackfoot, ID

We have audited the accompanying balance sheets of Town and Country Appraisal Service, Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Town and Country Appraisal Service, Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, Town and Country suffered recurring losses from operations and has no working capital at December 31, 2007. These factors and others raise substantial doubt about Town and Country's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or to the amounts and classification of liabilities that might be necessary in the event Town and Country cannot continue in existence.

/s/ McElravy, Kinchen & Associates, P.C.

www.mkacpas.com

Houston, Texas

April 24, 2008

Town and Country Appraisal Service, Inc.

Balance Sheets

As of December 31, 2007 and 2006

ASSETS
	2007	2006
CURRENT ASSETS:
Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities	$-	$-

Stockholders' Equity:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 99,000,000 shares authorized; 10,000,000 and 9,340,000 shares issued and outstanding at December 31, 2007 and 2006, respectively	10,000	9,340
Additional paid-in capital	(9,340)	(9,340)
Accumulated deficit	(660)	-
Total stockholders’ equity	-	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-	$-

See accompanying notes to the financial statements.

 TOWN AND COUNTRY APPRAISAL SERVICE, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2007 and 2006

	2007	2006

Revenues	$95,045	$105,033

Operating expenses:
Compensation and contractor fees	76,437	85,478
General and administrative	19,268	19,555
Total	95,705	105,033

Net income (loss)	$(660)	$-

Net income (loss) per common share - basic and diluted	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic and diluted	9,795,671	9,340,000

See accompanying notes to the financial statements.

TOWN AND COUNTRY APPRAISAL SERVICE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Period From January 1, 2006 to December 31, 2007

	Common Shares	Amount	Additional paid-in Capital	Retained Earnings (Deficit)	Total

Balance January 1, 2006	9,340,000	$9,340	$(9,340)	$-	$-

Net income	-	-	-	-	-
Balance, December 31, 2006	9,340,000	9,340	(9,340)	-	-

Shares issued for cash	660,000	660	-	-	660
Net loss	-	-	-	(660)	(660)

Balance, December 31, 2007	10,000,000	$10,000	$(9,340)	$(660)	$-

 TOWN AND COUNTRY APPRAISAL SERVICE, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2007 and 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(660)	$-
Net Cash Used in Operating Activities	(660)	-

CASH FROM FINANCING ACTIVITIES:
Sale of shares	660	-

CHANGE IN CASH	-	-
CASH AT BEGINNING OF YEAR	-	-
CASH AT END OF YEAR	$-	$-

SUPPLEMENTARY INFORMATION

Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to the financial statements.

TOWN AND COUNTRY APPRAISAL SERVICE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Town and Country Appraisal Service, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on April 16, 2007 to succeed an unincorporated entity controlled and operated by its founder, John S. Chidester, since 1976.  John W. Chidester was issued 5,340,000 common shares and Kathleen Chidester, our secretary and director and the wife of John W. Chidester, was issued 4,000,000 common shares at the date of incorporation. No value was given to the shares of common stock issued by the newly-formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value of $9,340 and paid in capital was recorded as a negative amount, ($9,340).  In other words, no net value was assigned to these shares.

All share and per share amounts in the financial statements and notes assume that the capital structure assumed when the Company became a Nevada corporation was in place as of the first date of the first period presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Year-end

The Company has elected a calendar year end.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There are no cash equivalents at December 31, 2007 and 2006, respectively.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company places its cash with high credit quality financial institutions.  At times, such amounts may exceed the FDIC limits; however, these deposits typically may be redeemed upon demand and therefore bear minimal risk.  In monitoring this credit risk, the Company periodically evaluates the stability of the financial institutions.  Generally, no collateral or other security is required to support receivables.  To reduce credit risk, a customer’s credit history is evaluated before extension of credit.  In addition, an allowance for doubtful receivables has been established as needed based on facts surrounding the credit risk of specific customers, historical trends and other information.

Revenue Recognition

The Company recognizes revenues, if any, when products have been shipped to a customer pursuant or the work has been performed, the sales price is fixed or determinable, and collectibility is reasonable assured.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in the circumstances indicate that the historical cost-carrying value of its assets may no longer be appropriate.  The Company assesses the recoverability of the carrying value of its assets by estimating the future net cash flows expected to result from these assets, including eventual disposition.  If the future net cash flows are less than the carrying value of the assets, an impairment loss will be recorded equal to the difference between the assets’ carrying value and fair value.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets likely.

Fair Value of Financial Instruments

Carrying amounts for cash and cash equivalents, amounts due from acquisition target companies, accounts payable, notes and accrued interest payable, and debentures principal and interest payable  approximate fair value due to the short-term nature of these instruments and interest at market rates.  However, these values may not be representative of actual values that could have been realized as of the balance sheet dates or that will be realized in the future.

Basic and Diluted Net Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

For the years ended December 31, 2007 and 2006, there were no potentially dilutive securities outstanding.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments. The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services Under FASB Statement No. 123. The fair value of stock options and warrants granted to employees and non-employees is determined using the Black-Scholes option pricing model. The Company has adopted SFAS 123(R) and applied it in the period presented. Through December 31, 2007 no options to employees have been granted.

Recently Issued Accounting Pronouncements.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 - GOING CONCERN

Town and Country’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $660 and has insufficient working capital to meet operating needs for the next twelve months as of December 31, 2007, all of which raise substantial doubt about Town and Country’s ability to continue as a going concern.

The Company will continue seeking business and referrals from its business contacts in Idaho. No assurances can be given as to the likelihood of its success in obtaining new and additional business referrals.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  All shares have a par value of $.001.

The Company was incorporated under the laws of the State of Nevada on April 16, 2007 succeeding the unincorporated business conducted by its founder since 1976 John W. Chidester was issued 5,340,000 common shares and Kathleen Chidester, our secretary and director and the wife of John W. Chidester, was issued 4,000,000 common shares at the date of incorporation. No value was given to the shares of common stock issued by the newly-formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value of $9,340 and paid in capital was recorded as a negative amount, ($9,340).  In other words, no net value was assigned to these shares.

During May 2007, the Company issued 660,000 shares to 38 additional shareholders for an aggregate of $660. The purchasers of these shares included its outside counsel (300,000 shares) and relatives of John Chidester (70,000 shares).

As of December 31, 2007, 10,000,000 shares of Common Stock are issued and outstanding. There are no shares of preferred stock issued or outstanding.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company operates out of an office provided to it by its President. It paid $18,000 to him in each of 2007 and 2006 for use of the office and office services. There is no written lease agreement.

The Company paid independent contractors related to its President to perform appraisals on its behalf. The amounts paid were $58,376 in 2007 and $54,907 in 2006.

ITEM 1.   INDEX TO EXHIBITS.

Exhibit
Number	Description

3.1	Articles of Incorporation.
3.2	By-Laws

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 30, 2008	TOWN AND COUNTRY APPRAISAL SERVICE, INC.

By: /s/ John S. Chidester
Name: John S. Chidester
Title: President

II-1